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DAY, BERRY & HOWARD LLP                          City Place 1
                                                 Hartford Connecticut 06103-3499
                                                 Telephone (860) 275-0100
Counsellors at Law                               Facsimile  (860) 275-0343
Hartford, Stamford, Greenwich and Boston         Internet www.dbh.com


                                                              September 29, 2000

The Galaxy Fund
4400 Computer Drive
Westborough, Massachusetts  01581-5108


         Re:  Connecticut Intermediate Municipal Bond Fund

Gentlemen:

         We hereby consent, without admitting that we are in the category of persons whose consent is required, to the reference to us under the caption "Counsel" in the Statement of Additional Information included in Post-Effective Amendment No. 50 to your Registration Statement on Form N-1A (No. 33-4806) as filed with the Securities and Exchange Commission.


                                                          Very truly yours,



                                                    /s/ Day, Berry & Howard LLP
                                                    ----------------------------
                                                    DAY, BERRY & HOWARD LLP